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                                                  EXHIBIT 10.19

                   AMENDMENT NO. 5 TO BUSINESS LOAN AGREEMENT

     This Amendment No. 5 (the "Amendment") dated as of Nov. 24, 1997, is between Bank of America NT & SA (the "Bank") and Portland Brewing Company (the "Borrower").

                                   RECITALS

     A. The Bank and the Borrower entered into a certain Business Loan Agreement dated as of December 15, 1995, as previously amended (the "Agreement").

     B.   The Bank and the Borrower desire to further amend the Agreement.

                                   AGREEMENT

     1. DEFINITIONS. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

     2.   AMENDMENTS.  The Agreement is hereby amended as follows:

          2.1 In Paragraph 1.5 of the Agreement, the percentage "1.5" is substituted for the percentage ".50."

          2.2  Paragraph 1.7 of the Agreement is deleted in its entirety.

          2.3  Paragraph 1.8 of the Agreement is deleted in its entirety.

          2.4  Paragraph 2.6 of the Agreement is deleted in its entirety.

          2.5  Paragraph 2.7 of the Agreement is deleted in its entirety.

          2.6 Subparagraph 9.2(c) of the Agreement is amended to read in its entirety as follows:

               9.2(c) Within 30 days after the period end, the Borrower's monthly compliance certificates.

          2.7 Subparagraph 9.2(d) of the Agreement is amended to read in its entirety as follows:

               9.2(d) A borrowing certificate setting forth the respective amounts of Outstanding Trade Receivable and Inventory reconciling as of the last day of each week and month due every Tuesday and 20 days after month end.

          2.8 Subparagraph 9.2(i) is added to the Agreement to read as follows:

               9.2(i) A thirteen-week cashflow and weekly variance report due
                      20 days after the end of each month, prepared in form and content satisfactory to the Bank.

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          2.9  Paragraph 9.3 of the Agreement is amended to read in its entirety as follows:

               9.3 CURRENT RATIO. To maintain at the end of each monthly accounting period a ratio of current assets to current liabilities of at least the amounts indicated for each period specified below:

                     Period                             Ratio
                     ------                             -----
                     Through December 31, 1997          0.70:1.0

                     January 1, 1998 to May 1, 1998     0.60:1.0

          2.10 Paragraph 9.4 of the Agreement is amended to read in its entirety as follows:

               9.4 "TOTAL LIABILITIES TO TANGIBLE NET WORTH." To maintain at the end of each monthly accounting period a ratio of total liabilities to tangible net worth not exceeding 1.0:1.0.

          "Tangible Net Worth" means the gross book value of the Borrower's assets (excluding goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, deferred research and development costs, deferred marketing expenses, and other like intangibles) less total liabilities, including but not limited to accrued and deferred income taxes, and any reserves against assets.

          2.11 Paragraph 9.5 of the Agreement is deleted in its entirety.

          2.12 Paragraph 9.9 of the Agreement is deleted in its entirety.

          2.13 Paragraph 9.20 of the Agreement is deleted in its entirety.

          2.14 Paragraph 9.21 is added to the Agreement to read in its entirety as follows:

               9.21 TANGIBLE NET WORTH. Borrower shall maintain at the end of each monthly accounting period a Tangible Net Worth of not less than Five Million Dollars ($5,000,000).

          2.15 Paragraph 9.22 is added to the Agreement to read in its entirety as follows:

               9.22 CAPITAL EXPENDITURES. Borrower is limited to a maximum of Seventy Thousand Dollars ($70,000) for capital expenditures, net of sales of existing fixed assets, for the period of November 1, 1997 through April 30, 1998.

          2.16 Paragraph 11.3(a) is added to the Agreement to read in its entirety as follows:

             11.3(A) Default of those loans Bank has granted to Portland
                     Brewing Building LLC, as defined by the terms of the loan documents evidencing such loans, shall be a default of the Borrower under the Agreement.

          2.17 Paragraph 11.12 is added to the Agreement to read in its entirety as follows:

               11.12 Any change in Borrower's common stock, preferred
                     stock, treasury stock or paid in surplus in event of default.

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3.     EFFECT OF AMENDMENT.  Except as provided in
this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

     This Amendment is executed as of the date stated at the beginning of this Amendment.

BANK OF AMERICA NT & SA            PORTLAND BREWING COMPANY


x Ed Kluss                         x  Glenmore James
--------------------------         ----------------------------
By:  Ed Kluss                      By:  Glenmore James
Title: Vice President              Title: Executive Vice President

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